© 2015 Advanced Emissions Solutions, Inc. Company All rights reserved. Confidential and Proprietary. 2015 Form 10-K & Corporate Strategy Discussion April 19, 2016

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -2- Safe Harbor This presentation includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding future growth or contraction, competition, timing and outcome of a strategic review of alternatives for our EC business and execution of our “parallel path” approach, our ability to capitalize on our target markets and commercialize our products and intellectual property and the ability of our products and technologies to assist our customers in complying with government regulations; our ability to complete EC contracts, deliver on customer commitments and mitigate associated future risk; future contracts, projects, and operations; amount and timing of production of RC, timing and terms of the lease, lease renewal or sale of RC facilities and pipeline of tax equity investors, payments to CCS from tax equity investors and CCS cash flow and CCS’ ability to mitigate the risk of power plants converting from coal to natural gas; future revenues, royalties earned, expenses, cash flow and use of cash, liquidity, debt and other financial and accounting measures; the value of our common stock and assets, and the effect thereof on our cash flow; timing and outcome of our restructuring and cost containment efforts; future audit fees; our ability to remain compliant with Securities and Exchange Commission (SEC) reporting obligations and be relisted on the NASDAQ Stock Market LLC; scope, timing and impact of current and anticipated regulations and legislation; the outcome and timing of current and pending legal proceedings and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes and timing in laws, regulations, IRS interpretations or guidance, accounting rules and any pending court decisions, legal challenges to or repeal of them; changes in prices, economic conditions and market demand; the ability of the RC facilities to produce coal that qualifies for tax credits; the timing, terms and changes in contracts for RC facilities, or failure to lease or sell facilities; impact of competition; availability, cost of and demand for alternative tax credit vehicles and other technologies; technical, start-up and operational difficulties; availability of raw materials; loss of key personnel; elevated spending on non- recurring cash expenses may last longer than expected or reductions in operating costs may be less than expected; inability to comply with the terms of the bridge loan; intellectual property infringement claims from third parties; the outcome of pending litigation; the preparation and filing of our future financial statements and SEC periodic reports may take longer than expected; seasonality and other factors discussed in greater detail in our filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -3- Agenda 1. 2015 Financials Review 2. Assets & Intellectual Property 3. Strategic Alternatives: Emissions Control Segment 4. Cost Containment & Cash Preservation 5. Refined Coal Update 6. Emissions Control Update 7. 2016 Priorities & Expectations

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -4- 2015: A Year of Transformation  Financial filings now up to date  Second half of year included numerous strategic priorities and decisions: 1. Realignment of our organization and management team, 2. Analysis, repositioning, and commercialization strategy of potential opportunities within our Emissions Control (EC) segment, 3. Development of a plan to reinvigorate the identification and closing of tax equity investors for our Refined Coal (RC) facilities, 4. Initial steps taken to reduce our cash burn to better preserve and reprioritize our free cash flow. ► Announces parallel path strategy to continue to transform and accelerate business fundamentals, while simultaneously evaluating strategic options for the Emissions Control segment and its associated intellectual property assets.

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -5- 2015 Financials Review  Revenue (and associated expense) increased primarily due to completion of Emissions Control equipment contracts, which significantly mitigated exposure to performance guarantees and warranties of our equipment contract commitments  Earnings from Clean Coal Solutions (“CCS”) and Clean Coal Solutions Services (“CCSS”), collectively called the RC business or RC segment, are the most significant contributors to the equity method investments line item; and, while distributions were lowered by a number of factors, the baseline performance of the RC business showed solid and consistent results in 2015:  CCS increased production of RC by 35% and the number of installed RC facilities by 38%  CCS’s net income available to class A members increased from $68 million in 2014 to $87 million in 2015 (28% increase)  CCS increased the generation of specified tax credits by 66% for the owners’ accounts from $47 million in 2014 to $78 million in 2015 ► Net income decreased primarily driven by the timing of cash distributions from the RC business (see footnote 7 of the 2015 Form 10-K) Statement of operations data: (in thousands) 2015 2014 2013 Revenues $62,739 $16,923 $13,286 Earnings (loss) from equity method investments 8,921 42,712 15,502 Royalties, related party 10,642 6,410 2,505 Net income (loss) (30,141) 1,387 (15,987) Earnings (loss), per common share, basic (1.37) 0.06 (0.78) Earnings (loss), per common share, diluted (1.37) 0.06 (0.78) (1) See Regulation S-X Rule 3-09 financial statements included in Exhibit 15 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. (1)

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -6- Major Components of Net Loss Major Components of 2015 Net Loss Amount (millions) GAAP Net Loss ($30.1) Non-Cash Items ($13.9) EC Manufacturing, R&D Businesses/Ventures ($10.0) Restatement Expenses ($9.5) Restructuring Expenses ($5.4) RC Segment Income $12.1 Total of Major Components of Net Loss ($26.7)  Overview of the broad components of the 2015 consolidated net loss:  Reviewing the pro-forma effects of certain strategic decisions, eliminations of certain one-time expenses, and non-cash charges (1) See Appendix A of this document for further detail. (1)

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -7- Undervalued Stock Price + Underappreciated Assets Value Potential Amount (millions) CCS Tax Equity Investor Payments (2016-2021) $ 650 - Cumulative SG&A Estimated for CCS (2016-2021) ($ 54) CCS Net Cash Flow $ 596 --------------------------------------------------------------------- ADES Undiscounted 42.5% Share of CCS Net Pre-Tax Cash Flow $ 253 - ADES Current Market Cap (as of 4/18/16) $ 136 Missing Value? $ 117  ADES Stock Price on 4/18/16 was $6.46 and its Market Cap was $136 million  Payments from only 12 of CCS’s current RC facilities leased or sold to tax equity investors are projected to be $650 million from 2016 to 2021; assuming no modifications of contracts, non-renewals or early terminations  The current stock price does not currently reflect this $117 million and it does not reflect the assets listed on the next slide

Undervalued Stock Price + Underappreciated Assets, continued

- The current stock price does not currently reflect any value for the assets listed below, let alone the $117 million undervaluation on the previous slide
- Unidentified liabilities must also be considered when valuing stock price. The Company mitigated potential equipment contract liabilities significantly in 2015. Other significant continuing liabilities include Norit royalty indemnification and resolution of SEC Inquiry and other litigation referenced in the 2015 Form 10-K.

	Assets	Financial Drivers
Refined Coal Assets	CCS Investment - Tax Credits	• 16 facilities not yet invested • $3-4 per ton • $8-14M potential cash flow per year, per invested facility before CCS SG&A – ADES gets 42.5%
	CCSS Investment - Utility Operations	• $0.14-$0.17 per ton • $0.4-$0.8M potential cash flow per year, per operating facility – ADES gets 50%
	Royalty Associated with Exclusive Technology License	• $0.40-$0.45 per ton • $1-2M potential cash flow per year, per operating RC facility using the M-45™ Technology – ADES gets 100%

Emissions Control Assets	Coal Additives
	• Various Technologies
		• Patented technologies with broad market and developing international market opportunity
		  • Significant market opportunity to sell products
		  • Pursue strategic alternatives on a parallel path

	Equipment
	• ACI , DSI & Other
		• Largest ACI installed base within US utilities
		  • Minimal opportunity in 2016, but modest future as MATS matures
		  • Pursue strategic alternatives on a parallel path

ADES (Corporate)	Tax Credits and NOL's	• Usage not dependent on new tax equity investors
		  • $121M tax credits and NOLs, although a significant portion would be used on previous slide
		  • Future income from current RC contracts, may be available even in a change-of-control event

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.
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© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -9- Parallel Path & Strategic Alternatives Process  Hired investment banker to explore strategic alternatives around all or a portion of the Emissions Control (EC) portfolio of products and intellectual property (IP)  Also entertaining discussions with IP experts around other monetization strategies for key patents and IP  Strategic reviews expected to be complete by the end of fiscal 2016  Will continue to execute aggressively against strategic goals and priorities to position the Company whether as an independent entity or part of another entity

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -10- Cost Containment, Risk Mitigation & Cash Preservation Initiatives 2015  Reduced corporate and operating headcount by over 40 positions between May and December 2015  Eliminated BCSI manufacturing/fabrication facility (including 100+ in headcount) in McKeesport, Pennsylvania with all operations closed by end of 2015  Eliminated ADA Analytics and its Israeli operations in August and exited seven staff positions by end of 2015  Eliminated virtually all R&D activities to unburden operations (segment previously focused on DOE and other third party support)  Significantly mitigated potential warranty and performance guarantee exposure 2016  Announced further reduction of headcount by approximately 30%, which is expected to be completed by Q3’16  Expect to complete all restatement activity and resume normal accounting practices within the first half of 2016; audit related fees to start declining in Q2’16  Expect to further complete ACI and DSI systems installations and further mitigate risk throughout the year (and release restricted cash)  Pursue settlement of SEC Inquiry and related litigation, which are related to the accounting restatements

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -11- $0.0 $12.5 $25.0 $37.5 $50.0 ($ m ill ions ) Expected Go Forward Overhead Cost Base $45M $12 - $14M ~70% Reduction in SG&A, Manufacturing and Payroll Costs (1) Cost Base represents total estimated SG&A and Payroll Expenses. Includes all operating expenses other than cost of revenue items, depreciation and amortization. (2) Boxes for display purposes only and not drawn to exact scale. (1,2)

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -12- Full-time Operations Roadmap POTENTIAL 28 RC facilities in full-time operation Target remains 24 invested and 4 retained (75-100 MT/Year) 9 RC facilities installed 2016 2021 As of December 31, 2015 12 RC facilities leased/sold (37.7 MT/year) 2 RC facilities retained (11.7 MT/year) Operating Not Operating 5 RC facilities to be installed RC Facilities Today and Tomorrow

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -13- Refined Coal: Components of Earnings Components of RC Segment Earnings 2015 2014 RC Segment Earnings CCS $ 8,651 $ 43,584 CCSS $ 4,838 $ 3,625 RCM6 $ (4,568) $ (4,497) Consulting $ 55 $ 665 Royalties, related party $ 10,642 $ 6,410 Total RC Earnings $ 19,618 $ 49,787 RC Segment Expenses RCM6 note payable interest expense $ 2,468 $ 2,245 453A interest expense $ 4,639 $ 3,371 Consulting fees $ 279 $ 1,444 Other $ 101 $ 633 Total RC Expenses $ 7,487 $ 7,693 Segment Operating Income $ 12,131 $ 42,094 (1) See Appendix C of this document for further details related to refined coal segment earnings and operating income. (1)

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -14- Non-GAAP Reconciliation of 2015 Net Income to 2015 Distributions Amount (millions) ADES Share Net Income Available to Class A Members $87.3 $35.3 - Change in Deferred Revenue ($43.2) - Change in Prepaid Expenses & Other Assets (primarily shortfall payment related to chemical Master Supply Agreement) ($13.7) - Capital Expenditures ($30.1) + Other Adjustments $20.1 Total 2015 Distributions from CCS to Class A Members $20.4 $8.7 Refined Coal: 2015 Distribution Discussion  2015 RC distributions were lower as capital was strategically used to 1) generate tax credits on five retained RC facilities, 2) install eight additional RC facilities; and, 3) fund working capital needs to assure adequate supplies of key chemical additives for future operations (1) See Appendix B of this document for further detail. (2) CCS Net Income (and cash available for distribution) was also reduced by costs of sales and other operating expenses associated with the operation of retained facilities within an estimated range of $35-$41 million, resulting in the generation of tax credits for the benefit of CCS equity owners in the amount of $78.8 million, based upon total retained tons of coal of 11,744 and an estimated production cost per ton of refined coal of $3-$3.50 per ton. (1) (2)

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -15- Refined Coal Momentum Building  Modified sales process and expanded broker network in second half of 2015 to help support and accelerate discussions with tax equity investors  Now targeting multiple levels and departments; such as, tax, c-suite, and other critical levels to accelerate approval process  Pipeline quality, breadth and depth has improved dramatically  Have the ability to move RC facilities to mitigate coal to gas switching  Coal remains a key component of today’s energy markets and while RC markets are competitive, deals are getting done at strong economics  Refined coal has successfully completed numerous IRS audits  Expect to make substantial progress in identification and onboarding of new tax-equity investors by the end of 2016

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -16- RC Cash Flow Significant Today with Strong Growth Potential  Renewals in-line with expectations  Tax-equity investor returns remain consistent with prior performance  CCS (ADES 42.5%) expected payments from tax-equity investors of nearly $650 million(1) between 2016 and 2021 based exclusively on the 12 RC leased facilities in place today and assuming no modifications of leases, non-renewals or early lease terminations  ADES portion is approximately $250-260 million, ASSUMING a $50-$60M cumulative CCS SG&A over the next six years  Each new facility generates the following per year  CCS – 42.5% of $8-$14 million less CCS SG&A  CCSS – 50% of $0.4-$0.8 million  M-45 Royalty -100% of $1-$2 million  Ability to mitigate coal to natural gas switching by relocating facilities (1) Schedule represents annually renewable fixed payments to be paid by tax-equity investors through December 31, 2021, assuming no modifications of contracts, non-renewals or early terminations.

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -17- Emissions Control Update  ACI & DSI Systems drove revenues in 2015  Post MATS, opportunities still exist but equipment will be lower  Will continue to deliver on our commitments to customers which will further de-risk business ► Shifted focus and resources to Chemicals and Services opportunities ► Overhauled and streamlined sales and marketing approach to focus on high return opportunities ► Goal is for EC business to be breakeven within 4-6 quarters ► In early stages of assessing value of intellectual property and patents

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -18- 2016 Priorities & Expectations  NASDAQ Relisting & SEC Compliance with financial filings  Drive New RC Closings & Incremental Cash Flows  Each new tax-equity investor, above the current, drives $3-6 million in annual cash flow to ADES through 2021  Continue to Commercialize Emissions Control Products and IP  Solid progress on positioning business to breakeven within 4-6 quarters (e.g. not relying on CCS cash flows)  Implement Remaining Cost Controls  Quarterly reductions throughout 2016; enter 2017 with new run rate  Enhance Cash Flow and Liquidity Profile  Eliminate debt as soon as it makes sense  End 2016 with better liquidity profile than when we started  Evaluate Strategic Alternatives to Ensure Proper Value

Appendix A – Non-GAAP Disclosure
ADES Significant Cash and Non-Cash Components of 2015 Net Loss

	Ref.	Amount
Net Loss	(1)	$ (30,141)
Non-Cash Charges:		
Depreciation and Amortization	(2)	(2,019)
Amortization of Debt discount/issuance costs	(2)	(987)
Impairment of Property, Equipment, Intangibles	(2)	(2,087)
Provision for Bad Debts and Note Receivable	(2)	(633)
Interest Costs Added to Principal Balance of Notes Payable	(2)	(923)
Share Based Compensation Expense	(2)	(7,204)
Other	(2)	(40)
Total Non-Cash Items		(13,893)
Significant Cash Items:		
Research and Development Expenses (excluding non-cash impairment charges)	(7)	(3,462)
Losses -- legacy EC-Manufacturing segment	(3)	(6,622)
		(10,084)
Restatement Expenses	(3)	(9,500)
Restructuring Expenses (net of non-cash charges)	(4)	(10,371)
Less non-cash Share Based Compensation	(5)	3,100
Less non-cash impairment charges	(4) (6)	1,900
Restructuring Expenses--Cash		(5,371)
Total Significant Cash Items		(24,955)
RC Segment Items:		
CCS Equity Earning	(8)	8,651
CCSS Equity Earnings	(8)	4,838
Losses attributable to RCM6	(8)	(4,568)
Earnings from Equity Method Investments		8,921
Royalties--Related Party	(1)	10,642
Imputed interest on RCM6 Note	(9)	(2,468)
Interest--453A	(9)	(4,639)
Other	(11)	(325)
Segment Income--RC	(10)	12,131
Total Significant Cash and Non-Cash Components of 2015 Net Loss		$ (26,717)

Footnotes:

(1) Agrees to ADES Consolidated Statement of Operations in the 2015 Form 10-K filing
(2) Agrees to ADES Consolidated Statement of Cash Flows in the 2015 Form 10-K filing
(3) Agrees to ADES "Management Discussion and Analysis" in Item 7 in the 2015 Form 10-K filing
(4) Agrees to ADES Footnote 2 in the 2015 Form 10-K filing
(5) Agrees to ADES Footnote 13 in the 2015 Form 10-K filing
(6) Agrees to ADES Footnote 8 in the 2015 Form 10-K filing
(7) Agrees to ADES Footnote 6 in the 2015 Form 10-K filing
(8) Agrees to ADES Footnote 7 in the 2015 Form 10-K filing
(9) Agrees to ADES Footnote 11 in the 2015 Form 10-K filing
(10) Agrees to ADES Footnote 17 in the 2015 Form 10-K filing
(11) Represents immaterial items included in Clean Coal Segment Income that are not otherwise specifically disclosed in the Company's annual report on Form 10-K.

Non-GAAP Disclosure Notes:

This non-GAAP summary of significant Cash and Non-Cash Components of the Company's 2015 net loss is being provided to investors as supplement to the Company's reported results and should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with U. S. GAAP, and the Company's financial results calculated in accordance with GAAP and supplemental information regarding information otherwise disclosed in such financial statements should be carefully evaluated. This non-GAAP summary of significant Cash and Non-Cash Components of the Company's 2015 net loss is being provided to Investors because the Company believes that such supplemental information will assist Investors in their understanding of significant financial components that contributed to or otherwise reduced the Company's 2015 consolidated net loss. The Company's management uses this non-GAAP measure for similar purposes.

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.
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Appendix B – Non-GAAP Disclosure: Clean Coal Solutions, LLC
Reconciliation of 2015 Net Income Available to Class A Members to 2015 Distributions

	Ref.	Amount		ADES Share	ADA %
2015 Net Income Available to Class A Members	(1) (3)	**$ 87,326**	(b)	35,265	40.38% (a)
Class B Holders Preferred Return	(3)	6,157			
Non-Cash Items:					
Depreciation, Amortization and other adj to net income	(4)	7,795			
Effects of Changes in Operating Assets and Liabilities:					
Deferred Revenue	(4)	(43,178)			
Prepaid Expenses & Other Assets (primarily shortfall payment related to chemical Master Supply Agr	(4)(5)	(13,688)			
Other Changes in operating assest and liabilities	(4)	4,014			
Total Non-Cash Items and Effects of Changes in Operating Assets and Liabilities		(45,057)			
Noteable Cash Items:					
Capital Expenditures	(4)	(30,061)			
Noncontrolling member contribution receivable	(4)	(269)			
Total Noteable Cash Items		(30,330)			
Other Changes in Cash:					
Borrowings	(4)	4,534			
All Other	(6)	37			
Net Change in Cash	(4)	(2,313)			
2015 Distributions to Class A Members	(4)	**$ 20,354**	(1)	8,651	42.50%

Estimated Economics of 2015 Retained Coal Operations:			
Tax Credits Generated	(6)	$ 78,800	
Tax Credit per Retained Ton	(2)	$ 6.71	
Retained Tons	(2)	11,744	
Estimated Operating Expense per Ton of Retained Coal		$3-$3.5	Per Ton
Total Estimated Range of Operating Costs and Expenses		$35 to $41	Million

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

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© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -21- Appendix B – Cont. ADES Footnotes : (1) Agrees to ADES Footnote 7 in the 2015 Form 10-K filing (2) Agrees to ADES "Business" in Item 1 in the 2015 Form 10-K filing CCS Footnotes : (3) Agrees to CCS Consolidated Statement of Operations in Item 15 of the ADES 2015 Form 10-K filing (4) Agrees to CCS Consolidated Statement of Cash Flows in Item 15 of the ADES 2015 Form 10-K filing (5) Agrees to CCS Footnote 10 in Item 15 of the ADES 2015 Form 10-K filing (6) Recalculated from residual items in CCS Consolidated Statement of Cash Flows Other Footnotes: (a) The amounts of the Company's 42.5% proportionate share of net income as shown in the table above differ from mathematical calculations of the Company’s 42.5% equity interest in CCS multiplied by the amounts of Net Income available to Class A members as shown in the table above of CCS results of operations due to adjustments related to the Redeemable Class B preferred return and the elimination of CCS earnings attributable to RCM6, of which the Company owned 24.95% during the year ended December 31, 2015 (b) CCS Net Income (and cash available for distribution) was also reduced by costs of sales and other operating expenses associated with the operation of retained facilities within an estimated range of $35-$41 million, resulting in the generation of tax credits for the benefit of CCS equity owners in the amount of $78.8 million, based upon total retained tons of coal of 11,744 and an estimated production cost per ton of refined coal of $3-$3.50 per ton. Non-GAAP Disclosure Notes: This non-GAAP reconciliation is being provided to investors as supplement to the Company's reported results and should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with U. S. GAAP, and the Company's financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP reconciliation is being provided to Investors because the Company believes that such reconciliation will assist Investors in their understanding of the relationship of Net Income Available to Class A Members to cash amounts that are ultimately distributed to such members, and the effects upon distributions that certain other cash and non- cash financial items might have. The Company's management uses this non-GAAP measure for similar purposes.

Appendix C – Non-GAAP Disclosure
ADES Significant Components of 2015 and 2014 segment earnings and operating income

	Ref.	Years Ended December 31, 2015	Ref.	2014
RC segment earnings:				
CCS	(1)	$ 8,651	(1)	$ 43,584
CCSS	(1)	4,838	(1)	3,625
RCM6	(1)	(4,568)	(1)	(4,497)
		8,921		42,712
Consulting	(2)	55	(2)	665
Royalties, related party	(2)(3)	10,642	(2)(3)	6,410
		19,618		49,787
RC segment expenses:				
RCM6 note payable interest expense	(4)	2,468	(4)	2,245
453A interest expense	(4)	4,639	(4)	3,371
Consulting fees	(5)	279	(5)	1,444
Other	(6)	101	(6)	633
		7,487		7,693
Segment operating income	(2)	$ 12,131	(2)	$ 42,094

Footnotes :

(1) Agrees to ADES Footnote 7 in the 2015 Form 10-K filing
(2) Agrees to ADES Footnote 17 in the 2015 Form 10-K filing
(3) Agrees to ADES Consolidated Statement of Operations in the 2015 Form 10-K filing
(4) Agrees to ADES Footnote 11 in the 2015 Form 10-K filing
(5) Agrees to ADES Footnote 14 in the 2015 Form 10-K filing
(6) Represents immaterial items included in RC segment Income that are not otherwise specifically disclosed in the Company's 2015 Annual Report on Form 10-K.

Non-GAAP Disclosure Notes:

This non-GAAP summary of significant Components of the Company's 2015 and 2014 RC segment earnings and operating income is being provided to investors as supplement to the Company's reported results and should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with U. S. GAAP, and the Company's financial results calculated in accordance with GAAP and supplemental information regarding information otherwise disclosed in such financial statements should be carefully evaluated. This non-GAAP summary of significant Components of the Company's 2015 and 2014 RC segment earnings is being provided to Investors because the Company believes that such supplemental information will assist Investors in their understanding of significant financial components that contributed to the RC segment earnings and operating income in 2015 and 2014. The Company's management uses this non-GAAP measure for similar purposes.

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.
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